Exhibit 23.1

Drake & Klein CPAs
A PCAOB Registered Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Prospectus, of which this amended Registration Statement on Form S-1/A is a part, of our audit report dated March 14, 2012 and June 26, 2012 relative to the restated balance sheets of MagneGas Corporation as of December 31, 2011 and 2010, and the related restated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2011 and 2010, as included in this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

On January 1, 2012, the audit firm of Randall N. Drake CPA, PA changed its name to Drake & Klein CPAs. The change was reported to the PCAOB as a change of name.  This is not a change of auditors for the Company.

/s/ Drake & Klein CPAs

Drake & Klein CPAs
f/k/a Randall N Drake CPA PA
Clearwater, Florida
July 24, 2012

PO Box 2493	2451 McMullen Booth Rd.
Dunedin, FL 34697-2493	Suite 210
727-512-2743	Clearwater, FL 33759-1362